UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 3, 2011

Date of Report (date of earliest event reported)

COST PLUS, INC.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 4th Street

Oakland, California 94607

(Address of principal executive offices)

(510) 893-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Employment Severance Agreements

On August 3, 2011, Cost Plus, Inc. (the “Company”) entered into Amended and Restated Employment Severance Agreements (the “Agreements”) with Jane L. Baughman, Executive Vice President and Chief Financial Officer and Jeffrey A. Turner, Executive Vice President, Operations and Chief Information Officer (the “Executive Officers”).

The Agreements supersede certain amended and restated employment severance agreements previously entered into with the Executive Officers (the “Prior Agreements”), and extend the termination date from June 15, 2012 to June 15, 2013.

The terms of the Prior Agreements are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2009, and all of the terms described therein, except the termination date, are incorporated by reference herein.

The Agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 30, 2011.

The Compensation Committee of the Board of Directors of the Company also approved the amendment of certain severance agreements previously entered into with additional non-executive officers and managers of the Company. The amendments will also extend the termination date of these severance agreements to June 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

Dated: August 5, 2011